                                                                      EXHIBIT 20


                     DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.
                         COLLECTION PERIOD: OCTOBER 2001


DISTRIBUTION DATE:
                  11/20/01


STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE SALE AND SERVICING AGREEMENT                                                         Per $1,000 of Original
                                                                                                           Class A/Class B
                                                                                                               Amounts
                                                                                                        ----------------------
     (i)      Principal Distribution
                  Class A-1                                                                $0.00                 $0.000000
                  Class A-2                                                                $0.00                 $0.000000
                  Class A-3                                                                $0.00                 $0.000000
                  Class A-4                                                       $22,841,905.54                $94.466111
                  Class B Amount                                                           $0.00                 $0.000000

    (ii)      Interest Distribution
                  Class A-1                                                                $0.00                 $0.000000
                  Class A-2                                                                $0.00                 $0.000000
                  Class A-3                                                                $0.00                 $0.000000
                  Class A-4                                                          $876,424.13                 $3.624583
                  Class B Amount                                                     $382,415.48                 $4.683333

   (iii)      Monthly Servicing Fee                                                  $235,942.80
                  Monthly Supplemental Servicing Fee                                       $0.00

    (iv)      Class A-1 Principal Balance (end of Collection Period)                       $0.00
              Class A-1 Pool Factor (end of Collection Period)                          0.000000%
              Class A-2 Principal Balance (end of Collection Period)                       $0.00
              Class A-2 Pool Factor (end of Collection Period)                          0.000000%
              Class A-3 Principal Balance (end of Collection Period)                       $0.00
              Class A-3 Pool Factor (end of Collection Period)                         0.0000000%
              Class A-4 Principal Balance (end of Collection Period)             $178,634,907.08
              Class A-4 Pool Factor (end of Collection Period)                         73.877133%
              Class B Principal Balance (end of Collection Period)                $81,654,551.40
              Class B Pool Factor (end of Collection Period)                          100.000000%

     (v)      Pool Balance (end of Collection Period)                            $260,289,458.48

    (vi)      Interest Carryover Shortfall
                  Class A-1                                                                $0.00                 $0.000000
                  Class A-2                                                                $0.00                 $0.000000
                  Class A-3                                                                $0.00                 $0.000000
                  Class A-4                                                                $0.00                 $0.000000
                  Class B                                                                  $0.00                 $0.000000
              Principal Carryover Shortfall
                  Class A-1                                                                $0.00                 $0.000000
                  Class A-2                                                                $0.00                 $0.000000
                  Class A-3                                                                $0.00                 $0.000000
                  Class A-4                                                                $0.00                 $0.000000
                  Class B                                                                  $0.00                 $0.000000

   (vii)      Balance of the Reserve Fund Property (end of Collection Period)
                  Class A Amount                                                  $24,118,934.84
                  Class B Amount                                                           $0.00

  (viii)      Aggregate Purchase Amount of Receivables repurchased by
                       the Seller or the Servicer                                 $33,717,573.05